Exhibit 99.1

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Condensed Consolidated Statement of Operations
(Unaudited)
Nine Months Ended September 30, 2002
(in millions)

Revenues
Policy charges	$135.9
Life insurance premiums	114.9
Net investment income	215.3
Net realized losses on investments	(116.0)
Other	33.9

Total revenues	384.0

Benefits and expenses
Interest credited to policyholder account values	59.5
Other benefits and claims	138.8
Policyholder dividends on participating policies	51.1
Amortization of deferred policy acquisition costs	80.8
Demutualization expenses	61.8
Other operating expenses	107.9

Total benefits and expenses	499.9

Loss before federal income tax benefit	(115.9)
Federal income tax benefit	(46.7)

Net loss	$(69.2)

See accompanying notes to unaudited condensed consolidated financial statements.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheet
(Unaudited)
As of September 30, 2002
(in millions)

Assets
Investments:
Securities available-for-sale, at fair value:
Fixed maturity securities (cost $3,057.7)	$3,169.5
Equity securities (cost $21.3)	20.5
Mortgage loans on real estate, net	503.9
Real estate, net	23.9
Policy loans	358.1
Other long-term investments	65.7
Short-term investments	66.3

Total investments	4,207.9

Cash	—
Accrued investment income	74.1
Deferred policy acquisition costs	882.7
Other assets	288.2
Assets held in separate accounts	2,825.7

Total assets	$8,278.6

Liabilities and Equity
Future policy benefits and claims	$4,038.2
Other liabilities	257.0
Liabilities related to separate accounts	2,825.7

Total liabilities	7,120.9

Equity:
Retained earnings	1,124.9
Accumulated other comprehensive income	32.8

Total equity	1,157.7

Total liabilities and equity	$8,278.6

See accompanying notes to unaudited condensed consolidated financial statements.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows
(Unaudited)
Nine Months Ended September 30, 2002
(in millions)

Cash Flows From Operating Activities

Net cash used in operating activities	$(0.9)

Cash Flows From Investing Activities
Proceeds from sales of investments:
Available for sale securities	234.6
Equity securities	1.1
Other invested assets	5.9
Proceeds from maturities of investments
Available for sale securities	112.3
Mortgage loans	58.8
Purchases of investments:
Available for sale securities	(478.8)
Equity securities	(5.0)
Real estate	(0.2)
Other invested assets	(11.2)
Proceeds from sale of subsidiary	10.8
Short-term investments, net	71.9
Contributions of separate account seed money	(0.2)
Withdrawals of separate account seed money	0.9
Policy loans and premium notes, net	7.1
Additions to property and equipment	(1.6)

Net cash provided by investing activities	6.4

Cash Flows From Financing Activities
Variable universal life and investment product deposits	476.9
Variable universal life and investment product withdrawals	(482.4)

Net cash used in financing activities	(5.5)

Net change in cash	—
Cash, beginning of period	—

Cash, end of period	$—

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for income taxes	$6.8
Foreclosure of mortgage loans	$—

See accompanying notes to unaudited condensed consolidated financial statements.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended September 30, 2002

(1)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Provident Mutual Life Insurance Company and Subsidiaries (collectively, the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The financial information included herein reflects all adjustments (all of which are normal and recurring in nature) which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Operating results are not necessarily indicative of the results that may be expected for the full year. All significant intercompany balances and transactions have been eliminated. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2001.

(2)	New Accounting Pronouncements

In July 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). SFAS 142 applies to all acquired intangible assets whether acquired singularly, as part of a group, or in a business combination. SFAS 142 supersedes APB Opinion No. 17, “Intangible Assets” (APB 17) and carries forward provisions in APB 17 related to internally developed intangible assets. SFAS 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach.

The Company adopted SFAS 142 on January 1, 2002. The amortization of goodwill from past business combinations ceased upon adoption of this statement. At the time of adoption, the Company had unamortized goodwill of $5.6 million. Sigma American Corporation, the subsidiary carrying the goodwill, was sold on June 28, 2002. As of September 30, 2002 the Company had no unamortized goodwill.

In October 2001, the FASB issued SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS 144 supersedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”, and APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (APB 30).

SFAS 144 was adopted by the Company on January 1, 2002 and carries forward many of the provisions of SFAS 121 and APB 30 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. Under SFAS 144, if a long-lived asset is part of a group that includes other assets and liabilities, then the provisions of SFAS 144 apply to the entire group. In addition, SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. The Company adopted SFAS 144 on January 1, 2002. The adoption of SFAS 144 did not have a material impact on the results of operations or financial position of the Company.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” (SFAS 145). The adoption of SFAS 145 did not have any impact on the financial position or results of operations of the Company.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). Adoption of SFAS 146 is not expected to have a material impact on the financial position or results of operations of the Company.

(3)	Marketable Securities

Consistent with the Company’s policy for valuing marketable securities, the Company recorded other-than-temporary declines of fair value on fixed maturities of $105.0 million during the nine months ended September 30, 2002.

(4)	Deferred Policy Acquisition Costs

As part of its DAC unlocking, the Company uses a mean reversion process in the determination of the short-term growth rates for the separate account assets supporting its variable products. Due to the sustained downturn in the equity markets and our perception that the public’s confidence in the equity markets has decreased, we no longer believe that it is prudent to assume our separate account assets will grow in the short-term at a rate that is in excess of our long-term growth assumption. Accordingly, the Company unlocked its DAC assumptions for individual variable life and reduced the DAC asset to the amount calculated using the revised assumptions. Because the Company unlocked the net separate account growth rate assumption for individual variable life for the reversion period, the Company unlocked that assumption for all variable products to be consistent across product lines.

In the third quarter of 2002, the Company recorded an acceleration of DAC amortization totaling $21.4 million, before tax, or $13.9 million, net of $7.5 million of Federal income tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Insurance Protection—$7.9 million and Asset Accumulation—$6.0 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC for investment products and variable life insurance products. The most significant assumption changes were the resetting of the Company’s assumption for separate account net growth to a long-term growth rate for all future years that reflected our current mix of assets and current estimates of the associated growth rates net of charges by the fund managers. These adjustments were primarily driven by the sustained downturn in the equity markets. In addition, we reflected new, lower mortality assumptions for the variable life insurance business, which tempered the effect of changing the long-term growth rates.

(5)	Federal Income Taxes

The Company files a consolidated Federal income tax return with its life insurance and noninsurance subsidiaries. The life companies’ tax provisions include an equity tax.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

The provision for Federal income taxes from operations for the nine months ended September 30, 2002 differs from the normal relationship of Federal income tax to pretax loss as follows (in millions):

Federal tax benefit at statutory rate of 35%	$(40.6)
Truedown of prior years equity tax	(9.2)
Dividends received deduction	(10.5)
Affordable housing tax credits	(1.5)
Non-deductible reorganization expenses	16.5
Other	(1.4)

Total income tax benefit	$(46.7)

During the nine months ended September 30, 2002, the Company incurred $47.0 million of reorganization and merger-related expenses that were not deductible for Federal income tax purposes.

(6)	Comprehensive Income

The components of other comprehensive (loss) income for the nine months ended September 30, 2002 are as follows (in millions):

	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
Unrealized (depreciation) appreciation on securities available for sale	$(45.5)	$15.9	$(29.6)
Less: reclassification adjustment for losses realized in net income	116.0	(40.6)	75.4

Net change in unrealized (depreciation) appreciation on securities available for sale	$70.5	$(24.7)	$45.8

(7)	Segment Disclosures

The Company has two operating segments: Insurance Protection and Asset Accumulation. The operating segments are distinguished by products and services offered, as well as marketing strategies employed. Substantially all revenues are derived from sales in the United States of America.

The Insurance Protection segment markets traditional and variable life insurance products and maintains a block of direct response-marketed life and health insurance products. The Asset Accumulation segment sells fixed, variable and group (pension) annuity products. The individual life and annuity products are distributed principally through Company-affiliated financial consultants, personal producing general agents and independent brokers and financial planners whereas the group annuity products are distributed primarily through employee field representatives and brokers.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

In addition to the two operating segments, the Company has an Other segment. The Other segment includes certain products no longer marketed by the Company, noninsurance operations and net investment income, realized capital gains/losses and revenues/expenses not attributable to the operating segments. The noninsurance operations consist of several subsidiaries operating in the broker/dealer, mutual fund and investment advisory industries.

Management evaluates the performance of each segment independently and allocates resources based on current and anticipated requirements of each segment. Financial results of each segment include earnings from its business operations and earnings on the amount of equity considered necessary to support its business. Accounting policies followed by the segments are the same as those followed by the Company in preparing its consolidated financial statements. There are no significant intersegment transactions.

Segment financial data for the nine months ended September 30, 2002 is as follows (in millions):

	Insurance Protection	Asset Accumulation	Other	Total
Policy and contract charges	$113.1	$22.8	$—	$135.9
Premiums	113.6	1.1	0.2	114.9
Net investment income	120.6	78.1	16.6	215.3
Net realized losses on investments	(61.0)	(32.8)	(22.2)	(116.0)
Other income	1.2	2.3	30.4	33.9

Total Revenues	287.5	71.5	25.0	384.0

Policy and contract benefits	137.4	5.0	0.8	143.2
Change in future policyholder benefits	1.9	53.3	(0.1)	55.1
Amortization of deferred policy acquisition costs	65.4	15.4	—	80.8
Other benefits and expenses	93.4	13.6	113.5	220.8

Total Benefits and Expenses	298.1	87.3	114.6	499.9

Loss Before Income Taxes	(10.6)	(15.8)	(89.5)	(115.9)
Income tax benefit	(8.2)	(12.2)	(26.3)	(46.7)

NET LOSS	$(2.4)	$(3.6)	$(63.2)	$(69.2)

Segment Assets as of September 30, 2002	$4,497.0	$3,327.3	$453.8	$8,278.6

(8)	Commitments and Contingencies

On January 22, 2001, the Court of Common Pleas, Philadelphia, Pennsylvania, held a hearing on the fairness, reasonableness and adequacy of the proposed settlement relating to the sales practices class action. The Court approved the settlement by order dated January 29, 2001. The order became final on February 28, 2001. The Company believes that it has recorded an adequate provision for the cost of the settlement.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

In August 2002, the Company proposed a settlement in the class action that had been filed against the Company and members of its board of directors regarding the Company’s proposed conversion to a mutual holding company. A settlement hearing was held in the Court of Common Pleas of Philadelphia County, Pennsylvania, on December 17, 2002. A ruling has not been issued. The proposed settlement amount of $15.0 million plus other costs to settle were expensed and accrued during the quarter ended September 30, 2002.

Insurance companies are subject to assessments, up to statutory limits, by state guaranty funds for losses of policyholders of insolvent insurance companies. In the opinion of management, these assessments will not have a material adverse effect on the consolidated financial statements.

Various litigation, claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company’s consolidated financial statements, have arisen in the course of the Company’s business, including, but not limited to, its activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other Federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations. While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses, it is the opinion of the Company’s management that their outcomes will not have a material adverse effect on the Company’s financial position or its results of operations.

(9)	Subsequent Event - Sponsored Demutualization

On October 1, 2002, pursuant to a sponsored demutualization, through a series of transactions described below, Provident Mutual Life Insurance Company became a wholly owned subsidiary of Nationwide Financial Services, Inc. (Nationwide Financial) and changed its name to Nationwide Life Insurance Company of America (NLICA). The sponsored demutualization involved a two-step process whereby Provident Mutual Life Insurance Company first converted from a mutual life insurance company into a stock life insurance company, NLICA, in a process known as a demutualization and then Eagle Acquisition Corporation, a wholly owned subsidiary of Nationwide Financial formed solely for the purposes of this transaction, merged with and into NLICA, with NLICA surviving as a wholly-owned subsidiary of Nationwide Financial. The demutualization was completed in accordance with Provident Mutual Life Insurance Company’s Plan of Conversion, which was approved by the Insurance Commissioner of the Commonwealth of Pennsylvania on July 31, 2002, pursuant to the Pennsylvania Mutual-to-Stock Conversion Act.

On the date of the transaction, policyholder membership interests in Provident Mutual Life Insurance Company were extinguished and eligible policyholders collectively received 31.8 million shares of Nationwide Financial Class A common stock, cash totaling approximately $223.5 million, and increased policy values in the form of policy credits totaling approximately $48.0 million. Provident Mutual Life Insurance Company funded approximately $62.3 million of the aggregate purchase price in the form of cash and policy credits.